Exhibit 14
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity California Municipal Trust: Fidelity California Municipal Income Fund, of our report dated April 3, 1997 on the financial statements and financial highlights included in the February 28, 1997 Annual Report to Shareholders of Fidelity California Municipal Trust: Fidelity California Municipal Income Fund.
We also consent to the incorporation by reference in the Registration Statement, of our reports dated April 3, 1997 on the financial statements and financial highlights included in the February 28, 1997 Annual Reports to Shareholders of Fidelity California Municipal Trust: Spartan California Municipal Income Fund, Spartan California Intermediate Municipal Income Fund, and Fidelity California Insured Municipal Income Fund.
We further consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information for Fidelity California Municipal Trust: Fidelity California Municipal Income Fund, Spartan California Municipal Income Fund, Spartan California Intermediate Municipal Income Fund, and Fidelity California Insured Municipal Income Fund, which are also incorporated by reference into the Proxy/Prospectus.
/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
April 21, 1997